Exhibit h.4

                               FIRST AMENDMENT TO
                 AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT

                               FIRST AMENDMENT TO
                 AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT

THIS AMENDMENT made effective as of the 27th day of February, 1998 amends that certain Amended and Restated Financial Agent Agreement dated November 19, 1997 by and among the following parties (the "Agreement") as hereinbelow provided.

                              W I T N E S S E T H :

         WHEREAS, the parties hereto wish to amend the Agreement to eliminate the provision that states that Financial Agent is not responsible for the acts or omissions of any agent appointed by it:

         NOW, THEREFORE, in consideration of the foregoing premise, the first sentence of Paragraph 4 of the Agreement is amended to read as follows:

         "Financial Agent shall not be liable for anything done or omitted to be done by it in the exercise of due care in discharging its duties specifically described hereunder."

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 23rd day of March, 1998.

                         PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.
                         PHOENIX EQUITY SERIES FUND
                         PHOENIX INCOME AND GROWTH FUND
                         PHOENIX INVESTMENT TRUST 97
                         PHOENIX MULTI-PORTFOLIO FUND
                         PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.
                         PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                         PHOENIX SERIES FUND
                         PHOENIX STRATEGIC ALLOCATION FUND, INC.
                         PHOENIX STRATEGIC EQUITY SERIES FUND
                         PHOENIX WORLDWIDE OPPORTUNITIES FUND


                         By: /s/ Michael E. Haylon
                             -------------------------
                             Michael E. Haylon
                             Executive Vice President


                         PHOENIX EQUITY PLANNING CORPORATION


                         By: /s/ Philip R. McLoughlin
                             -------------------------
                             Philip R. McLoughlin
                             President